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                                BMC INDUSTRIES, INC.
                               EXECUTIVE BENEFIT PLAN













                                            AS ADOPTED EFFECTIVE JANUARY 1, 1993

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                                 BMC INDUSTRIES, INC.
                                EXECUTIVE BENEFIT PLAN

                                  TABLE OF CONTENTS

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                                                                            PAGE
ARTICLE 1      DESCRIPTION OF PLAN . . . . . . . . . . . . . . . . . . . . .1

     1.1       Plan Name . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2       Plan Purpose. . . . . . . . . . . . . . . . . . . . . . . . .1
     1.3       Plan Type . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.4       Participating Employers . . . . . . . . . . . . . . . . . . .1

ARTICLE 2      DEFINITIONS, CONSTRUCTION AND INTERPRETATION. . . . . . . . .2

     2.1       Account . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.2       Administrator . . . . . . . . . . . . . . . . . . . . . . . .2
     2.3       Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.4       Board . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.5       Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.6       Company . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.7       Compensation. . . . . . . . . . . . . . . . . . . . . . . . .2
     2.8       Effective Date. . . . . . . . . . . . . . . . . . . . . . . .2
     2.9       Employer. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.10      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.11      Governing Law . . . . . . . . . . . . . . . . . . . . . . . .2
     2.12      Participant . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.13      Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.14      Qualified Plans . . . . . . . . . . . . . . . . . . . . . . .3
     2.15      Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.16      Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .3

ARTICLE 3      PARTICIPATION . . . . . . . . . . . . . . . . . . . . . . . .4

     3.1       Commencement of Participation . . . . . . . . . . . . . . . .4
     3.2       Condition of Participation. . . . . . . . . . . . . . . . . .4
     3.3       Loss of Eligibility . . . . . . . . . . . . . . . . . . . . .4

ARTICLE 4      BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . . . .5

     4.1       Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     4.2       Excess Matching Contribution Credits. . . . . . . . . . . . .5
     4.3       Excess Profit Sharing Contribution Credits. . . . . . . . . .5
     4.4       Earnings Credits. . . . . . . . . . . . . . . . . . . . . . .5
     4.5       Vesting . . . . . . . . . . . . . . . . . . . . . . . . . . .5

ARTICLE 5      DISTRIBUTION. . . . . . . . . . . . . . . . . . . . . . . . .6

     5.1       Distribution of Benefits. . . . . . . . . . . . . . . . . . .6
     5.2       Beneficiary Designation . . . . . . . . . . . . . . . . . . .6
     5.3       Payment in Event of Incapacity. . . . . . . . . . . . . . . .7

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ARTICLE 6      SOURCE OF PAYMENTS; NATURE OF INTEREST  . . . . . . . . . . .8

     6.1       Establishment of Trust. . . . . . . . . . . . . . . . . . . .8
     6.2       Source of Payments. . . . . . . . . . . . . . . . . . . . . .8
     6.3       Status of Plan. . . . . . . . . . . . . . . . . . . . . . . .8
     6.4       Non-assignability of Benefits . . . . . . . . . . . . . . . .8

ARTICLE 7      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .9

     7.1       Administration. . . . . . . . . . . . . . . . . . . . . . . .9
     7.2       Benefit Claim Procedure . . . . . . . . . . . . . . . . . . .9
     7.3       Amendment and Termination . . . . . . . . . . . . . . . . . .9
     7.4       No Employment Rights Created. . . . . . . . . . . . . . . . .10
     7.5       Withholding and Offsets . . . . . . . . . . . . . . . . . . .10
     7.6       Other Benefits. . . . . . . . . . . . . . . . . . . . . . . .10
     7.7       Disputes. . . . . . . . . . . . . . . . . . . . . . . . . . .10

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                                BMC INDUSTRIES, INC.
                               EXECUTIVE BENEFIT PLAN

                                     ARTICLE 1
                                DESCRIPTION OF PLAN


1.1 PLAN NAME. The name of the Plan is the "BMC Industries, Inc. Executive Benefit Plan."

1.2 PLAN PURPOSE. The Plan provides Participants with additional benefits that would have been provided under the Qualified Plans but for the limitations imposed by Code sections 401(a)(17) and 415.

1.3 PLAN TYPE. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and, as such, is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(1) thereof, respectively. The Plan will be construed and administered in a manner that is consistent with and gives to such intent.

1.4 PARTICIPATING EMPLOYERS. The Plan applies to each participating employer that has adopted either or both of the Qualified Plans and has not, at the time in question, terminated such participation.

                                          1
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                                     ARTICLE 2
                    DEFINITIONS, CONSTRUCTION AND INTERPRETATION

The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise requires.

2.1 ACCOUNT. "Account" means any or all of the bookkeeping accounts maintained with respect to a Participant pursuant to Section 4.1, as the context requires.

2.2 ADMINISTRATOR. "Administrator" means the individual or committee appointed by the Company to perform administrative duties pursuant to Section 7.1

2.3 BENEFICIARY. "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 5.2 of the Plan. A person designated as or otherwise determined to be a Beneficiary under the terms of the Plan has no interest in or right under the Plan until the Participant in question has died. A Beneficiary will cease to be such on the day on which all benefits to which he, she or it is entitled under Plan have been distributed.

2.4 BOARD. "Board" means the Company's Board of Directors or any individual or committee authorized to act on its behalf.

2.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.6  COMPANY.  "Company" means BMC Industries, Inc. or any successor thereto.

2.7 COMPENSATION. "Compensation" with respect to a Participant for a Plan Year means his or her compensation for the Plan Year within the meaning of the applicable Qualified Plan determined without regard to the limitation under Code section 401(a)(17).

2.8  EFFECTIVE DATE.  "Effective Date" means January 1, 1993.

2.9 EMPLOYER. "Employer" means the Company and each affiliated organization with respect to the Company that has adopted one or both of the Qualified Plans.

2.10 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.11 GOVERNING LAW. To the extent that state law is not preempted by ERISA, or any other law of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of Minnesota without regard to the conflict of law rules of the State of Minnesota or of any other jurisdiction.

2.12 PARTICIPANT. "Participant" means any participant in one or both Qualified Plans on or after the Effective Date who has been designated by the Administrator as a Participant pursuant to Section 3.1. A Participant will cease to be such on the date on which all benefits to which he or she is entitled under the terms of the Plan have been distributed in full.

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2.13 PLAN.  "Plan" means the BMC Industries, Inc. Executive Benefit Plan, as from time to time amended or restated.

2.14 QUALIFIED PLANS. "Qualified Plans" means the BMC Industries Employee Savings Plan and the BMC Industries Employees Profit Sharing Plan, individually or collectively, as from time to time amended or restated.

2.15 TRUST. "Trust" means any trust or trusts that may be established by the Company for its convenience from which benefits under the Plan may be paid.

2.16 TRUSTEE. "Trustee" means the one or more individuals, banks or trust companies who at the relevant time has or have been appointed by the Company to act as Trustee of the Trust.

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                                     ARTICLE 3
                                   PARTICIPATION


3.1 COMMENCEMENT OF PARTICIPATION. To be eligible to have credits made to his or her Account pursuant to Section 4.2 or 4.3 for a particular period, an individual must be

     (a) an employee of an Employer who is eligible to participate in a Qualified Plan for the period.

     (b) considered to be a member of a select group of management or highly compensated employees as determined by the Administrator, and

     (c)       selected by the Administrator.

3.2 CONDITION OF PARTICIPATION. Each participant is bound by all of the terms and conditions of the Plan, including but not limited to the reserved right of the Company to amend or terminate the Plan, and is required to furnish to the Administrator such pertinent information, and must execute such instruments, as the Administrator may require.

3.3 LOSS OF ELIGIBILITY. A Participant who, during a Plan Year, terminates his or her employment with the Employer or is determined by the Administrator to have otherwise ceased to be eligible to participate in this Plan, is not eligible for further credits for the Plan Year pursuant to Section 4.2 or
     4.3 other than such credits relating to the period prior to such termination of employment.

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                                     ARTICLE 4
                                      BENEFITS

4.1 ACCOUNTS. The Administrator will establish and maintain the following bookkeeping accounts for each Participant -

     (a) an "Excess Matching Contribution Account," to evidence amounts credited to the Participant pursuant to Sections 4.2 and 4.4;

     (b) an "Excess Profit Sharing Contribution Account," to evidence amounts credited to the Participant pursuant to Sections 4.3 and 4.4; and

     If more than one Employer makes contributions to a Qualified Plan on a Participant's behalf, the Administrator may establish and maintain separate Accounts for the Participant with respect to each Employer.

4.2 EXCESS MATCHING CONTRIBUTION CREDITS. As of a date determined by the Administrator but not later than the first day of the fifth month after the end of each plan year under the Qualified Plans, the Administrator will credit a Participant's Excess Matching Contribution Account with an amount, if any, equal to the amount of matching contributions that would have been made on the Participant's behalf for the plan year under the Qualified Plans if the Participant's elective deferrals for the plan year pursuant to the Qualified Plans had been made without regard to the limitations imposed by operation of Code sections 401(a)(17), 401(k)(3), 402(m)(2), 402(g) or
     415, minus the amount of total matching contributions actually made on the Participant's behalf under the Qualified Plans for the plan year.

4.3 EXCESS PROFIT SHARING CONTRIBUTION CREDITS. As of a date determined by the Administrator but not later than the first day of the fifth month after the end of each plan year under the Qualified Plans, the Administrator will credit a Participant's Excess Profit Sharing Contribution Account with an amount, if any, equal to the amount of the profit sharing contribution that would have been made on the Participant's behalf for the plan year under the Qualified Plans but for the limitations of Code sections 401(a)(17) and 415, minus the amount of the profit sharing contribution actually made on the Participant's behalf under the Qualified Plans for the plan year.

4.4 EARNINGS CREDITS. As of the last day of each calendar quarter, Participant's Accounts will be credited with earnings at a rate and in a manner determined by the Administrator.

4.5 VESTING. Each Participant's vested interest in each of his or her Accounts at any time will be the same as the Participant's vested interest in his or her corresponding accounts at that time under the Qualified Plans. The nonvested portion of a Participant's Accounts will be permanently forfeited at the time the Accounts are distributed pursuant to Article 5, whether or not his or her accounts under the Qualified Plans have been forfeited or are subsequently restored.

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                                     ARTICLE 5
                                    DISTRIBUTION

5.1  DISTRIBUTION OF BENEFITS.

     (A) DISTRIBUTION TO PARTICIPANT. A Participant's Account balances will be distributed to the Participant in the form of a lump sum cash payment on a date determined by the Administrator but not later than the last day of the first calendar year beginning after the Participant's "termination of employment", within the meaning of the BMC Industries Employees Profit Sharing Plan, unless the Participant is reemployed by an Employer on or before the date on which the distribution would otherwise be made. The amount of the Account balances will be determined as of the last day of the calendar quarter immediately preceding the date of the distribution.

     (B) DISTRIBUTION TO BENEFICIARY. A Participant's Account balances will be distributed to the Participant's Beneficiary in the form of a lump sum cash payment on a date determined by the Administrator but not later than the last day of the first calendar year beginning after the Administrator's receipt of notice of the Participant's death. The amount of the Account balances will be determined as of the last day of the calendar quarter immediately preceding the date of the distribution.

5.2  BENEFICIARY DESIGNATION.

     (A) Each Participant may designate, on forms furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Accounts after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. No designation of a Beneficiary other than the Participant's spouse is effective unless the spouse consents to the designation or the Administrator determines that the spousal consent cannot be obtained because the spouse cannot reasonably be located or is legally incapable of consenting. The consent must be in writing, must acknowledge the effect of the consent and must be witnessed by a notary public. The consent is effective only with respect to the Beneficiary or class of Beneficiaries designated with respect to the spouse who consented.

     (B)       If a Participant -

               (1)  fails to designate a Beneficiary, or

               (2) revokes a Beneficiary designation without naming another Beneficiary, or

               (3) designates one or more Beneficiaries none of whom survives the Participant or exists at the time in question, for all or any portion of his or her Accounts, the accounts will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

     (C) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

5.3 PAYMENT IN EVENT OF INCAPACITY. If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual, a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Employer, the Plan and Trust to the extent of the payment.

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                                     ARTICLE 6
                       SOURCE OF PAYMENTS; NATURE OF INTEREST

6.1 ESTABLISHMENT OF TRUST. The Company may establish a Trust with an independent corporate trustee and each Employer will comply with the terms of the Trust. The Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

6.2  SOURCE OF PAYMENTS.

     (A) Each employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 attributable to a Participant's Accounts with respect to that Employer, and all costs, charges and expenses relating thereto.

     (B) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of an Employer's obligations under the Plan in accordance with the terms of the Trust. The Participating Employer is responsible for paying any benefits attributable to a Participant's Accounts with respect to that Employer that are not paid by the Trust.

6.3 STATUS OF PLAN. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Employers and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right is no greater than the right to any unsecured general creditor of the Employer.

6.4 NON-ASSIGNABILITY OF BENEFITS. The benefits payable under the plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

                                     ARTICLE 7
                                   MISCELLANEOUS

7.1 ADMINISTRATION. The Plan will be administered by an individual or committee selected by the Board. The Administrator has the discretionary power and authority to issue, modify and revoke such rules as the Administrator deems advisable, to construe, interpret, apply and enforce the terms of the Plan and Plan rules and to remedy ambiguities, inconsistencies, omissions and erroneous Account balances. Whenever the Plan requires the Administrator to make a determination, the determination will be made by the Administrator in his, her or its sole discretion and without regard to whether different determinations have been made in the past with respect to other persons, whether or not similarly situated. The Administrator's interpretations, determinations, regulations and calculations are final and binding on all persons and parties concerned.

7.2 BENEFIT CLAIM PROCEDURE. Within a reasonable time following termination of a Participant's employment, the Administrator will notify the Participant or, if he is deceased, his surviving spouse, of the amount of benefits, if any, payable under the Plan. Not later than 30 days after receipt of such notice, the Participant or his or her surviving spouse, as the case may be, may file with the Administrator a written claim objecting to the amount of benefits payable under the Plan. Not later than 90 days after receipt of such claim, the Administrator will render a written decision on the claim to the claimant. If the claim is denied in whole or in part, such decision will include: the reasons for the denial; a reference to the Plan provision that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure. Not later than 60 days after receiving the Administrator's written decision, the claimant may file with the Administrator a written request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review Plan documents that relate to the claim and submit written comments to the Administrator. No later than 60 days after receiving such request, the Administrator will afford the claimant or his or her representative an opportunity to present his claim in person to the Administrator. Not later than 60 days after such presentation or, if there is no such presentation, no later than 60 days after the Administrator's receipt of the request for review, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including references to specific Plan provisions where appropriate. The 90- and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require and if notice of such extension is given to the claimant prior to the expiration of the initial 90- or 60-day period.

7.3 AMENDMENT AND TERMINATION. The Company reserves the right to amend or terminate the plan at any time by way of a written instrument approved or ratified by the Board and executed in the name of the Company by a duly authorized officer. No amendment or termination may adversely affect a benefit to which a Participant or Beneficiary is entitled under the Plan prior to the date of such amendment or termination; provided, first that to the extent determined by the Administrator to be necessary to ensure the continued status of the Plan as an unfunded plan maintained for a select group of management or highly compensated employees, the Administrator may cause the Company to make an immediate lump sum distribution to any Participant of his or her Account balances under the Plan at any time; and, second, that in conjunction with the termination of the Plan, the Company may, but is not required to, cause the Account balances of all or any Participants to be distributed at any time after the effective date of the termination and prior to the date on which the Account balances would otherwise be distributed. Any amendment to the Plan applies only to Participants who terminate employment after the effective date of the amendment unless the amendment expressly otherwise provides.

7.4 NO EMPLOYMENT RIGHTS CREATED. Nothing in the Plan gives any Participant a right to continued employment or limits the right of any Employer to discharge, transfer, demote, modify terms and conditions of employment or otherwise deal with the Participant without regard to the effect such action might have on him or her under the Plan.

7.5 WITHHOLDING AND OFFSETS. Each Employer and, if applicable, the Trustee, retains the right to withhold from any benefit payment under the Plan, any and all income, employment, excise and other tax as the Employer or Trustee may, in its sole discretion, deems necessary and the Employer may offset against amounts payable to a Participant or Beneficiary under the Plan any amounts then owing to the Employer by such Participant or Beneficiary.

7.6 OTHER BENEFITS. Neither amounts credited to a Participant's Account pursuant to Article 4 nor amounts distributed pursuant to Article 5 constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of any Employer unless otherwise expressly provided thereunder, to which he or she may be entitled thereunder.

7.7 DISPUTES. In the event of a dispute over whether the Participant or Beneficiary is entitled to a benefit under this Plan, the amount, form or timing of payment of any such benefit or any other provision of this Plan, the Participant or Beneficiary is responsible for paying any costs he or she incurs, including attorneys' fees and legal expenses, and the Company is responsible for paying any costs it incurs, including attorneys' fees and any legal expenses. Any such dispute may be brought only in a court of competent jurisdiction in Minnesota.